Exhibit 99.1

J & J Snack Foods Corp. Announces Stock Buyback Plan

PENNSAUKEN, N.J.--(BUSINESS WIRE)--J & J Snack Foods Corp. (NASDAQ:JJSF) announced today that its Board of Directors has authorized the purchase and retirement of 1 million shares of its common stock. The Company said that it plans to buy the stock from time to time on the open market and through negotiated purchases.

J & J Snack Foods Corp.’s principal products include SUPERPRETZEL, PRETZEL FILLERS and other soft pretzels, ICEE, SLUSH PUPPIE and ARCTIC BLAST frozen beverages, LUIGI’S, MAMA TISH’S, SHAPE UPS, MINUTE MAID* and BARQ’S** and CHILL*** frozen juice bars and ices, WHOLE FRUIT sorbet, FRUIT-A-FREEZE frozen fruit bars, MARY B’S biscuits and dumplings, DADDY RAY’S fig and fruit bars, TIO PEPE’S churros, THE FUNNEL CAKE FACTORY funnel cakes, and MRS. GOODCOOKIE, CAMDEN CREEK, COUNTRY HOME and READI-BAKE cookies. J & J has manufacturing facilities in Pennsauken, Bridgeport and Bellmawr, New Jersey; Scranton, Hatfield and Chambersburg, Pennsylvania; Carrollton, Texas; Atlanta, Georgia; Moscow Mills, Missouri; Pensacola, Florida and Vernon and Newport, California.

*MINUTE MAID is a registered trademark of The Coca-Cola Company.

**BARQ’S is a registered trademark of Barq’s Inc.

***CHILL is a registered trademark of Wells Dairy, Inc.

CONTACT:
J & J Snack Foods Corp.
Dennis G. Moore
Senior Vice President Chief Financial Officer
856-665-9533, x 268